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                                                                    EXHIBIT 99.3


Contact:                   Michelle D. Monfor
                           Director, Investor Relations
                           (206) 467-3613

                           Robert J. Jirsa
                           Director, Corporate and Environmental Affairs
                           (206) 467-3626



                       PLUM CREEK COMPLETES SALE OF ASSETS

                   IN NORTHEAST WASHINGTON AND NORTHERN IDAHO


         SEATTLE, WASHINGTON, October 11, 1996 -- Plum Creek Timber Company, L.P. (NYSE:PCL) announced today that it has completed the sale of 107,000 acres of timberland located in Northeast Washington and Northern Idaho and its sawmill near Colville, Washington to Stimson Lumber Company of Portland, Oregon for approximately $150 million.

         Plum Creek will use the net proceeds of the sale to pay a portion of the purchase price of the previously announced Riverwood acquisition. Plum Creek plans to treat this sale as a like-kind exchange for federal income tax purposes.

         Plum Creek is an integrated forest products company with timberlands and mills located in the Pacific Northwest.


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